                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                               SCHEDULE 14A


         Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [__}


Check the appropriate box:

[___]  Preliminary Proxy Statement

[___]  Confidential, for Use of the Commission Only

[ X ]  Definitive Proxy Statement

[___]  Definitive Additional Materials

[___]  Soliciting Material Pursuant to Rule 240.14a-12


                         AUTO-GRAPHICS, INC.
                      -------------------------
                        (Name of Registrant)

                           Not Applicable
-------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[_X_]  No fee required.


                     Cover Letter Information

NOTE: It is proposed that definitive proxy materials be mailed on or before June 10, 2002 if at all possible.


CONTACT: For information regarding this proxy statement/filing, please call or write Daniel E. Luebben, Secretary at (909) 595-7204 ext. 499 or 3201 Temple Avenue, Pomona, Ca 91768.


                             AUTO-GRAPHICS, INC.
                           NOTICE OF ANNUAL MEETING
                              OF SHAREHOLDERS
                               July 17, 2002


To the Shareholders:

The annual meeting of the shareholders ("Meeting") of Auto-Graphics, Inc. will be held at 3201 Temple Avenue, Pomona, California 91768 on Wednesday, July 17, 2002, at 10:00 a.m. PDT for the following purposes:

1.    To elect directors.

2. To amend the Bylaws to change the date for the Annual Meeting of Shareholders from May 15th to the second Wednesday in June, or, as established by the Board of Directors, but not later than September 30.

3. To consider one shareholder proposal described in the accompanying Proxy Statement.

4. To transact any other business as may properly come before the meeting.

Only shareholders of record at the close of business on May 31, 2002 are entitled to notice of and to vote at this Meeting. A complete list of the shareholders entitled to vote at the Meeting will be available and open to the examination of any shareholder for any purpose germane to the Meeting during ordinary business hours from and after June 7, 2002, at the office of the Company. You are cordially invited to attend the Meeting.

If you hold your shares through a broker or other nominee, proof of ownership will be accepted by the Company only if you bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your share ownership in the Company as of May 31, 2002.


IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE VOTING, PLEASE CONTACT, DANIEL
E. LUEBBEN, THE SECRETARY OF THE COMPANY, AT 800-776-6939.
BY ORDER OF THE BOARD OF DIRECTORS


Daniel E. Luebben
Secretary
Pomona, California
June 10, 2002

                              AUTO-GRAPHICS, INC.
                              3201 Temple Avenue
                           Pomona, California  91768

                       PROXY STATEMENT FOR ANNUAL MEETING
                                OF SHAREHOLDERS
                            To Be Held July 17, 2002

GENERAL INFORMATION

This Proxy Statement, which will be first mailed to shareholders on or about June 10, 2002, is furnished in connection with the solicitation of proxies by the Board of Directors of Auto-Graphics, Inc. (the "Company" or "Auto-Graphics"), to be voted at the Annual Meeting of the Shareholders ("Meeting") of the Company, which will be held at 10:00 a.m. PDT on July 17, 2002 at 3201 Temple Avenue, Pomona, California 91768. The purpose of the Meeting and the matters expected to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders.

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the Meeting or by executing another proxy dated as of the later date. The Company will pay the cost of solicitation of proxies.

Shareholders of record at the close of business on May 31, 2002 shall be entitled to vote at the meeting on the basis of one vote for each share held, however, any shareholder eligible to vote for the election of directors is entitled to cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or to distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks appropriate.

To be entitled to exercise cumulative voting rights for the election of directors, a shareholder must give notice at the Meeting prior to the commencement of voting for the election of directors of that person's desire to cumulate votes for one or more candidates whose name(s) have been placed in nomination. If any shareholder exercises the right to cumulate votes for the election of directors, then all shareholders are entitled to cumulative voting rights for the election of directors. Cumulative voting applies only to voting for the election of directors (not for the other proposals before the meeting).

On May 31, 2002, there were 4,997,234 shares of Common Stock outstanding.

ANNUAL REPORT

The Annual Report on Form 10-K/A of the Company for the fiscal year ended December 31, 2001 ("Annual Report") and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 ("Quarterly Report") is being mailed with the Proxy Statement.

Stockholders are referred to the Annual Report and Quarterly Report for financial and other information about the activities of the Company. The Annual Report and Quarterly Report are not incorporated by reference into this Proxy Statement and is not deemed to be a part of it.

1.      ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

The Company's Board of Directors currently consists of three members. Three directors are to be elected at the Meeting to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The election of the company's directors requires a plurality of the votes cast in person or by proxy at the meeting. The Board of Directors expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that proxies will be voted for the election of another nominee to be designated by the Board of Directors to fill any vacancy.

In the event all three of the Board of Directors' nominees cannot be elected, then the Board of Directors in its discretion may instruct Robert
S. Cope to vote cumulatively for less than three of the Board of Directors' nominees. In this event, it is the Board of Directors' current intention to instruct Mr. Cope to vote proxies received by the Board of Directors for the reelection of Robert S. Cope and James R. Yarter.

Nominees Proposed by the Board of Directors

Set forth below is certain information pertaining to the persons who are proposed as nominees for election to the Company's Board of Directors.

Robert S. Cope, 66, along with his family, is a 44% shareholder of the Company, a current director of the Company, and holds the officer positions of President and Chairman of the Board of the Company, will be seeking reelection to the Board. During the previous five years Mr. Cope has served the Company as a director, Chairman of the Board, Chief Executive Officer, President and Treasurer.

James R. Yarter, 65, is a 2% shareholder of the Company. Mr. Yarter's prior business background and experience covers a period of 35 years. During the past nine years, his experience includes being President and Chief Executive Officer of the following companies: Block Medical, a division of Hillenbrand Industries, Inc., a company listed on the New York Stock Exchange, for the period 1994-1996; US Medical, a start-up company for the period 1996-1997; and Gish Biomedical, Inc., a company listed on NASDAQ, for the period 1999-2000. Besides being on the Company's Board of Directors, Mr. Yarter is currently on the board of directors of Avant Medical and Group 3 Inc. On June 21, 2001, Mr. Yarter was elected to the Board of Directors by consent of a majority of the shares outstanding to serve until a successor shall be duly elected and qualified. Mr. Yarter was re-elected to the Board of Directors at the Company's 2001 Annual Meeting on February 27, 2002.

Subsequent to his election to the Board of Directors on February 27, 2002 and prior to the organizational meeting of the Board of Directors on May 2, 2002, Robert L. Lovett resigned his position as a director of the Company.

Thomas J. Dudley, Ph.D., 71, is a first time nominee for election to the Company's Board of Directors. Dr. Dudley is a shareholder of the Company and owns 0.6% of the Company's Common Stock. Dr. Dudley is the Distinguished Professor of Decision and Information Systems at Pepperdine University in Los Angeles, CA. and has been associated with Pepperdine since 1968. He was the founder and principal instructor for the Pepperdine Executive Management Program (providing continuing education for key executive officers). Dr. Dudley is also the founder and a principal of Thomas J. Dudley & Associates, a firm providing management consulting services since 1968. For the past 10 years, Dr. Dudley has served as a director for Space Labs Medical, Inc. (a NASDAQ company) engaged in the medical equipment and instrumentation business.

During the Company's year ended December 31, 2001, the Board of Directors has held five meetings. During the five months ended May 31, 2002, the Board of Directors has held three meetings.

At its organizational meeting on May 2, 2002, the Company's Board of Directors appointed the entire Board of Directors to serve on the compensation committee. The Board currently does not have a standing nominating committee.

Audit Committee Report

The Board of Directors formed an Audit Committee on May 2, 2002 and appointed James R. Yarter to the Committee. Mr. Yarter would not be considered "independent" since he is employed by the Company as a part-time sales and marketing consultant under NASD Rule 4200(a)(14). The Board of Directors considered the independence of Mr. Yarter and concluded that his nominal employment by the Company would not interfere with his exercise of independent judgement in carrying out his responsibilities as a member of the Audit Committee. The entire Board of Directors reviewed and approved the Company's financial statements for the year ended December 31, 2001 and the Company's Annual Report on Form 10-K/A as filed on April 30, 2002. The Audit Committee's charter is currently under development by the Committee.
The Audit Committee has discussed the Company's audited financial statements for the year ended December 31, 2001 with management. The Audit Committee has discussed with the Company's independent auditor, BDO Seidman LLP ("BDO"), the matters required to be discussed under Statement of Auditing Standards ("SAS") No. 61, "Communications with Audit Committees," as amended by SAS 90, "Audit Committee Communications." BDO has also provided written disclosures and the letter to the Audit Committee required by Independence Standards
Board Standard No. 1, "Independence Discussions with Audit Committees."
The Audit Committee has further considered and discussed the independence of the Company's independent certified public accountants in light of the actual and expected audit fees and non-audit related fees in 2002. (See
"Fees Paid To BDO Seidman, LLP" below).

ss/ James R. Yarter
-------------------
James R. Yarter
Member of Audit Committee


Directors and Named Executive Officers

The following table sets forth the names and ages of, and the positions and offices within the Company held by, certain directors and officers of the Company at December 31, 2001:

    Name             Age                          Position
------------------  -----    ----------------------------------------------

Robert S. Cope        66     Chairman of the Board, Director and President.
                             Has served in these capacities for more than ten years.

Robert H. Bretz       58     Director.  Attorney who has acted as the
                             Company's outside general legal counsel and served as a Director for more than ten years until May 9, 2001 and February 27, 2002, respectively (See below).

James R. Yarter       65     Director.  Has served as a director for less
                             than one year. During the past nine years, Mr.
                             Yarter has served as President and CEO of Block Medical, US Medical, and Gish Biomedical,
                             Inc. and as a member of the board of director's of Avant Medical and Group 3 Inc.

Daniel E. Luebben     53     Chief Financial Officer and Secretary.
                             Has served in these and similar capacities for more than ten years.

Directors serve until their successors are elected at the annual meeting of stockholders. All executive officers serve at the discretion of the Company's Board of Directors.

Beneficial Ownership

The following table sets forth information regarding the beneficial ownership of the Company's common shares by the directors, the Company's Chief Executive Officer and the four other highest paid executive officers (the "Named Executive Officers"), and the directors and executive officers as a group:

                                           Amount and Nature of
                                          Beneficial Ownership of  Percent
                                            Common Shares as of      of
Names                                            5/31/02            Class
------------------------------------      ---------------------    -------

Robert S. Cope                                 1,829,725(1)          36.6%

Paul R. Cope                                     373,602              7.5%

James R. Yarter                                  120,000              2.4%

Thomas J. Dudley                                  30,000              0.6%

Daniel E. Luebben                                 15,000              0.3%

Executive Officers and Directors
     as a Group (5 Persons)                    2,368,327             47.4%


(1)     Includes the following shares held by family members and relatives:
1,641,475 shares held by the Cope Family Trust of which Mr. Cope is the trustee; 71,625 shares held by Bryan A. Cope; 101,625 shares held by Lizabeth L. Cope; and 15,000 shares held by William R. McConnell.


Cash Compensation

The following table discloses compensation received for the three fiscal years ended December 31, 2001 by the Named Executive Officers.

                          SUMMARY COMPENSATION TABLE

                                    Annual Compensation
                               -----------------------------
Name and                                           Other
Principal Position      Year    Salary   Bonus  Compensation
---------------------   ----   --------  -----  ------------
Robert S. Cope          2001   $137,500   -0-     $45,869
Chairman of the         2000    137,000   -0-      43,391
Board (1)               1999    156,000   -0-      32,708

Daniel E. Luebben       2001   $105,000   -0-        -0-
CFO/Secretary           2000    108,000   -0-        -0-
                        1999     93,000   -0-        -0-

Michael K. Skiles       2001   $155,000   -0-        -0-
Former President (2)    2000    102,000   -0-        -0-

Michael F. Ferguson     2001   $111,000   -0-        -0-
Former CFO/Sec. (2)     2000     11,000   -0-        -0-

<F1>
(1) The Other Annual Compensation amounts disclosed for Mr. Cope includes $508 each year for disability insurance premiums; and $7,910, $7,674 and $7,160 for life insurance premiums; $20,653, $21,706, and $13,339 for Company vehicle lease payments and operating costs; $16,798, 13,503, and $11,701 for club dues and costs, for the years 2001, 2000 and 1999, respectively.
<F2>
(2)    No longer employed by the Company.

Compensation of Directors

Outside directors receive $1,500 per board meeting (plus expenses) attended personally and $500 per board meeting attended telephonically. In addition, outside directors will be entitled to receive stock options for 25,000 shares of "restricted" Common Stock for their first year of service and stock options for 10,000 shares of "restricted" Common Stock annually for each succeeding year of service as a director, subject to the terms of the 2002 Stock Option Plan (see below).

Compensation pursuant to Stock Options

There have been no stock option grants for the three years ended December 31, 2001. The Company's 2002 Stock Option Plan (the "Option Plan") was approved by the Company's shareholders at its 2001 Annual Meeting, which was held on February 27, 2002. The Plan is a combination qualified (incentive stock option) and non-qualified stock option plan. Incentive stock options may be granted only to current employees of the Company or its subsidiaries. Nonqualified stock options may be granted under the Option plan to employees, directors, and consultants of the Company, its affiliates and subsidiaries, as well as to persons to whom offers of employment as employees have been granted. The Option Plan provides that the aggregate number of Company common shares underlying all options to be granted is 499,000 shares of common stock. The aggregate number of shares underlying all incentive stock options that may be granted under the Option plan may not exceed 350,000 and the aggregate number of shares underlying all nonqualified stock options that may be granted under the Option plan may not exceed 149,000. The exercise price for shares under an incentive stock option and under the nonqualified stock option may not be less than 100% of the fair market value of the common stock on the date the stock option is granted. The fair market value price for a share of Company common stock underlying each option is the arithmetic mean between the "bid" and the "ask" price at the closing of the market on the grant date as reported on the Over-the-Counter Bulletin Board. The term of an option will be no more than 10 years and will vest at the rate of 25% per year of service. The following qualified and non-qualified stock options were awarded by the Board of Directors at its organizational meeting on May 2 and May 3 of 2002:

                           NEW PLAN BENEFITS TABLE
                           2002 STOCK OPTION PLAN


Name and Principal Position  Dollar Value($)(1)  Number of Units (Shares)
---------------------------  ------------------  ------------------------

Robert S. Cope                     -0-                      -0-
President and
  Chairman of the Board

Daniel E. Luebben,                7,500                   25,000
CFO and Secretary

James R. Yarter                  18,000                   60,000
Director

All Current Executive Officers    7,500                   25,000

All Current Directors who are
  not Executive Officers         18,000                   60,000

All Employees who are
  not Executive Officers         40,500                  135,000

(1) Dollar value is based on $0.30 per share and computed based on the arithmetic mean between the "bid" and "ask" prices for the Company's Common Stock at the closing of the market on the Over-the-Counter Bulletin Board on the grant date of May 3, 2002.


Certain Relationships and Related Transactions

The Company leases its corporate office facility from a limited partnership owned by a current and a former director/stockholder of the Company ("Lessor") under a 15 year lease, which was approved and authorized by the independent members of the Company's Board of Directors in June 1986. The Company also has an option to purchase a one-third interest in the partnership from the Lessor for an amount not to exceed $150,000 subject to certain conditions. In 2001, the Company leased 19,460 square feet having an annual base rent of $238,000 (plus expenses). As of March 1, 2002, the Company has reduced its space occupied by approximately 26% from 19,460 square feet to 14,460 square feet. The reduction in space was completed following a reduction in staffing levels in the fourth quarter of 2001 and will result in a decrease in the Company's annualized rent of approximately $47,000 (plus expenses). The original lease expired in June, 2001 and the Company has remained in the facility as a hold-over tenant pending completion of negotiations on a new lease and approval by the independent members of the Board of Directors. In May 2002, the Company and the Lessor agreed to continue as a hold-over tenant on a month-to-month basis at the rate of $1.65 per square foot retroactive to January 1, 2002 and on the reduced square footage of 14,460 square feet. The new rental rate of $1.65 per square foot for the hold-over is equal to the rental rates paid by two unaffiliated tenants in the same building. The Company has also surveyed similar available office properties in the Pomona and surrounding areas and the lease rental rate is in the bottom quartile of the range of comparable properties. The Lessor has further agreed to waive any additional rent due as a hold-over tenant for the period following the expiration of the original lease on June 30, 2001. The hold-over was approved as an interim measure by the only current independent director, James R. Yarter, on the Company's Board of Directors (Robert S. Cope abstained), pending the election and qualification of a second independent director and a better assessment of the Company's future space needs. A long-term lease commitment may then be considered by the two independent directors in conformance with California Corporations Code Section 310. Management believes that the reconfigured space will be sufficient for the Company's current and foreseeable future needs.

In May 1999, Robert S. Cope and the Cope Family Trust granted an option to Corey M. Patick to purchase 1,125,000 (or 22%) of the Company's Common Stock for $1.67 per share (adjusted for the 3-for-1 stock split effective February 28, 2000). Mr. Patick subsequently exercised the option in November of 2000 and the closing for the purchase of and payment for the option shares, originally scheduled for November 2000, was extended several times by the parties. By the terms of the most recent extension, Mr. Patick's option expired on August 31, 2001, without the purchase of and payment for the option shares having been consummated by Mr. Patick.

In November 2000, the Company sold and issued 240,000 3-year warrants for $800 entitling Corey M. Patick to purchase one share of the Company's (restricted) Common Stock for each warrant for $.033 per share. Subsequently, Corey M. Patick sold the warrants to Robert H. Bretz. Robert
H. Bretz then exercised the warrants and purchased the 240,000 shares of the Company's (restricted) Common Stock covered by these warrants for the exercise (purchase) price for shares under the warrants (aggregating $8,000 or $.033 per share). There are no warrants outstanding at December 31, 2001. Subsequently Corey M. Patick repurchased 120,000 of those shares from Robert H. Bretz in November, 2001 and resold those 120,000 shares to James
R. Yarter in December 2001.

Robert H. Bretz was a director of the Company until February 27, 2002 and also served as the Company's outside legal counsel until May 9, 2001. The Company paid Mr. Bretz's law firm $168,000, $340,000 and $345,000, respectively, for 2001, 2000 and 1999 for legal services rendered to the Company for these years.

Corey M. Patick, a shareholder, provided consulting services related to corporate development and was paid $64,750 in 2001.

James R. Yarter has been a director of the Company since June 2001 and also serves as a sales and marketing consultant to the Company and was paid $7,500 for services rendered to the Company in 2001. In March of 2002, the Company hired Mr. Yarter as a sales and marketing consultant with a retainer of $2,500 per month renewable annually and a one-time grant of stock options for 25,000 shares of "restricted" Common Stock.

In December 2001, Donald A. Scurti, a shareholder, provided financing to the Company of approximately $31,000 on a one year note to purchase computer servers.

On May 9, 2001 the Company terminated the services of its long-time outside counsel, Robert H. Bretz. Mr. Bretz is also a former director of the Company. Following Mr. Bretz' termination he began to file lawsuits for and on behalf of the Company that had not been authorized by Company's management or the Board of Directors. On August 8, 2001 the first of two cases filed by Mr. Bretz in the name of the Company, Case No. BC252517, was dismissed by the Los Angeles California Superior Court holding that the Action by Unanimous Written Consent signed solely by Mr. Bretz in reference to the filing of the case was invalid because it failed to satisfy the requirements of California Corporations Code Section 307(b).

On June 29, 2001 the Company filed Case No. BC353322 in Los Angeles California Superior Court captioned Auto-Graphics, Inc. vs. Robert H Bretz et al., alleging breach of fiduciary duty by Mr. Bretz and that Mr. Bretz had become disruptive and harmful to the business operations of the Company and damaged the Company by his various actions including his excessive billings to the Company.

As a response to the complaint filed by the Company, Mr. Bretz filed a derivative cross-complaint against three of the Company's officers, Robert
S. Cope, Michael K. Skiles and Michael F. Ferguson for breach of fiduciary duty, fraud & deceit, misrepresentation, breach of contract/employment, removal for cause and other declaratory and injunctive relief. The original cross-complaint was filed on July 16, 2001 in Los Angeles California Superior Court under Case No. BC353322. The Company's management believes that the derivative cross-complaint filed by Mr. Bretz does not have any merit and that the Company will eventually prevail. The court ruled that the derivative cross-complaint was unlikely to benefit the Company or its shareholders and ordered Mr. Bretz to post the maximum ($50,000) bond in order to continue his lawsuit. The Company has been notified that Mr. Bretz has posted the bond on March 21, 2001. Mr. Bretz then filed a motion to exonerate the bond or for reconsideration of the court order to post the bond and the court issued its ruling which denied the motion by Mr. Bretz at a hearing on May 23, 2002.

On December 10, 2001, Mr. Bretz filed another complaint in Los Angeles Superior Court under Case No. BC263256 against the Company, two of the Company's officers, Robert S. Cope and Daniel E. Luebben, the Company's general counsel, Craig O. Dobler, and a director, James R. Yarter. The complaint seeks to enforce a director's inspection and copying rights under California Corporations Code Section 1602 and seeks injunctive relief, attorney's fees and costs. The Company has denied access to some documents by Mr. Bretz until a suitable protective order may be implemented to protect the Company's interests. The Company and individual defendants filed a demurrer (a formal objection to the legal sufficiency of the opponent's pleading). In response, Mr. Bretz amended his complaint and has dismissed all of the individual defendants. The Company intends to seek dismissal of the case because Mr. Bretz is no longer a director as of February 27, 2002.

On February 19, 2002, Robert H. Bretz amended a complaint in Federal District Court under Case No. CV 01-5891 CAS originally filed in June 2001 by Mr. Bretz in the name of the Company seeking a temporary restraining order and preliminary injunction blocking the 2001 annual shareholder's meeting scheduled for February 27, 2002, which had been delayed from October 31, 2001. At a hearing on February 26, 2002, the court denied the application for a temporary restraining order and ruled that the shareholder meeting could proceed as scheduled, but requested that the results of the proxy solicitation not be made public or be implemented until after a further hearing on March 22, 2002. The 2001 annual shareholder's meeting was conducted on February 27, 2002 and adjourned solely for the purpose of consideration on March 27, 2002 of a shareholder proposal establishing a maximum age limit for directors of 67 years sponsored by Mr. Bretz, which was the subject of a supplemental proxy statement issued on March 4, 2002. On March 27, 2002, the vote was conducted at the adjourned meeting on the shareholder proposal. On April 26, 2002 the court issued its ruling, which denied the request by Mr. Bretz for a preliminary injunction and authorized the Company to release and implement the results of the vote from its February 27, 2002 shareholder meeting following completion of the vote on the above shareholder proposal sponsored by Mr. Bretz. As a result of a vote by the shareholders of the Company, Mr. Bretz is no longer a director of the Company.

The Company has filed complaints with the California State Bar alleging violations of ethics codes by Mr. Bretz and the matters are currently being investigated by the State Bar.

The Company filed a complaint in Los Angeles, California, Superior Court, Case No. BC261175 on November 6, 2001 against Pigasus, Inc. and its principals, Arthur and Candy Zemon. The suit alleges a lack of informed consent, fraud, deceit, intentional and negligent misrepresentation, lack of consideration, and breach of contract and seeks to rescind the contract for the Company's acquisition of the Wings software developed by Pigasus and seeks damages in excess of $400,000. Subsequently, Pigasus Software, Inc., Arthur Zemon and Candace Zemon filed suit in the Circuit Court of Saint Charles County, State of Missouri, Civil Action No. 01CV129525, against Auto-Graphics, Inc. for breach of contract, and they seek damages in excess of $500,000. Both actions were removed to the local Federal District Courts and the California District Court has transferred the matter to the District Court in Missouri. The parties have been engaging in mediation, but have been unable to reach agreement on a settlement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file forms with the SEC to report their ownership of the Company's shares and any changes in said ownership. Anyone required to file forms with the SEC must also send copies of the forms to the Company. Robert H. Bretz was late in filing Form 4 for the purchase of 240,000 warrants from Corey M. Patick to purchase 240,000 shares and also for the acquisition of the same 240,000 shares. Mr. Bretz has not provided the Company with a copy of the Form 4 for the sale of 120,000 shares back to Mr. Patick in November of 2001. Mr. Patick has not provided the Company with a copy of the Form 4 for the sale of 120,000 shares to Mr. Yarter in December of 2001. Robert S. Cope was late in filing Form 4 for the purchase of 30,000 shares in October of 2000.


2. PROPOSAL FOR APPROVAL TO AMEND THE BYLAWS TO CHANGE THE DATE FOR THE ANNUAL MEETING.

At the meeting, the shareholders will be requested to approve an amendment ("Amendment") to the Auto-Graphics, Inc. Bylaws ("Bylaws"). The Amendment to Article II, Section 2. "Annual" of the Bylaws provides that the Annual Meeting shall be held in June of each and every year, or another time as the Corporation's Board of Directors shall specify (but not later than nine months after the close of the Corporation's fiscal year), for election of directors and for the transaction of other business as may properly come before the meeting. The board recommends approval of this Amendment to the Bylaws.

The current provision in Article II, Section 2 of the Bylaws reads as follows:

Section 2. "The annual meeting of the shareholders shall be held on the 15th day of May, in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at the hour of 10:00 a.m. PDT, at which time the shareholders shall elect by plurality vote a Board of Directors, consider reports of the affairs of the corporation, and transact any other business as may properly be brought before the meeting."

Replacing Article II, Section 2 of the Bylaws with the Amendment will read as follows:

Section 2. "The Annual Meeting shall be held the second Wednesday in June of each year, or another time as the Corporation's Board of Directors shall specify but not later than September 30, for election of directors and for the transaction of other business as may properly come before the meeting."

The date for the Annual Meeting of May 15th was established when the Company was a private company and was not subject to an annual audit by independent auditors and financial reporting requirements under The Securities Act of 1933 and The Securities Exchange Act of 1934. The amendment will update the Bylaws to reflect the Company's current practice, operating and reporting environments and establish a reasonable period of time when the meeting can be held.

The positive effect of this amendment for the Company's shareholders will be to (1) establish some flexibility in setting the meeting date based on circumstances at the discretion of the Board of Directors, (2) establish a realistic schedule for the meeting, (3) allow sufficient time for the preparation and mailing of the proxy statement and financial information,
(4) allow sufficient time for the information packets to reach the shareholders especially those holding shares in custodial accounts, and (5) establish a date certain by which the meeting must take place.

The negative effect of this amendment for the Company's shareholders will be that it delay the date of the meeting by at least four weeks up to and as much as four and a half months.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required for approval of the Amendment to the Bylaws.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THIS AMENDMENT TO THE BYLAWS.


3.     SHAREHOLDER PROPOSAL

Robert H. Bretz, 520 Washington Boulevard, #428, Marina Del Rey, California 90292, phone (310) 578-1957, has notified the Company that he intends to submit the following (revised) Shareholder Proposal ("Proposal") at the 2002 Annual Meeting.

Mr. Bretz has proposed the following (revised) Amendment To Auto-Graphics, Inc.'s Bylaws:

RESOLVED, that the Company's Bylaws, Article III, Section 3, be and is hereby amended by the shareholders of the Company (the "Amendment") to read in its entirety as follows (so as to add the below new two last sentences to the language of the section as it previously appears) :

"Section  3.  ELECTION, ELIGIBILITY AND TENURE OF OFFICE.   The Directors
shall be elected by ballot at the annual meeting of the shareholders, to serve for one year and until their successors are elected and have been qualified. Their term of office shall begin immediately after election. No person past the age of 68 (the date after a person's 68th birthday marking the commencement of a person's 68th year of living) shall be eligible and/or actually or continue to serve as a director of the Company; provided, however, that no person actually elected and serving, or formally nominated to serve and subsequently elected to serve at any annual meeting of the Company's shareholders, on the Company's Board of Directors during the calendar year when a person's 68th birthday (as provided for above) actually occurs shall be disqualified from so serving and/or continuing to serve during the term of service for which a person was nominated or elected to serve (and any a person shall be entitled to serve out the term for which the person was elected). Notwithstanding any contrary provision contained in these Bylaws, this section of the Bylaws shall only be amended or otherwise changed by a two-thirds (2/3) vote of the shares entitled to vote at any annual meeting of the shareholders of the Company as provided for in these Bylaws."

Arguments for the Amendment

The Amendment is deemed advisable and is recommended to the shareholders of the Company for adoption at the next annual meeting of shareholders to assist in ensuring that the Company's Board of Directors and resulting management policies and direction are constantly evolving, so as to provide the Company with an ongoing modern, fresh and vigorous approach to managing the Company's business and affairs, with the objective that the Company can and will grow and prosper in an ever changing current and future environment in the best interest and for the benefit of its shareholders and thereby its employees, customers and other parties who have an interest in the Company succeeding.

Arguments against the Amendment

Robert S. Cope and James R. Yarter, directors of the Company and the Company's management recommend a vote against the Proposal.

The sponsor of the Proposal is Robert H. Bretz, a dissident former director and the former general counsel of the Company, who was fired on May 9, 2001. The Proposal is very similar to an earlier proposal submitted by Mr. Bretz in which the age limit for directors was proposed to be 67 years. That earlier shareholder proposal was submitted to the shareholders of the Company as a Supplemental Proxy on March 4, 2002, and voted at an adjourned meeting of the shareholders on March 27, 2002, and was defeated by the shareholders of the Company. In the new Proposal, the age limit has been raised from 67 to 68 years and some additional language has been added to allow a director who turns 68 during his/her term to complete that term. Otherwise it is essentially the same proposal. Of course, Mr. Bretz is 58 and would be unaffected by the Proposal (at least for 10 years).

Mr. Cope is currently 66 and, as the oldest current director on the Board, will likely be the first director affected if the Proposal is implemented. Mr. Cope (including the Cope Family Trust and the family) owns personally and beneficially 44% (nearly half) of the Company's outstanding shares of Common Stock. Mr. Cope personally has a substantial portion of his net worth at stake in the Company's success. The Company believes that the real purpose of this Proposal is to force Mr. Cope off the Board of Directors and deny Mr. Cope representation on the Board despite his substantial ownership in the Company. The Company questions the motive of Mr. Bretz and believes that the Proposal may be in "retribution" for the dismissal of Mr. Bretz as general counsel for the Company and the loss of his substantial income from the Company of approximately $300,000-400,000 annually.

The Company questions the legality of the Proposal. Discrimination against persons over 40 years of age is illegal under applicable federal and state laws. Under both the federal Age Discrimination in Employment Act and the California state Fair Employment and Housing Act, discrimination against any employee who is over 40 years of age (with no maximum age) is absolutely illegal. Directors are compensated members of the senior management of the Company and therefore may qualify as employees or at least as independent contractors. The Company also has a written policy incorporated into its Employee Handbook against discrimination in any form including on the basis of age as follows:

"It has been a long-established policy of Auto-Graphics, Inc. that all persons are entitled to equal employment opportunity and that the Company does not discriminate against its employees or applicants because of race, color, religion, sex, sexual orientation, pregnancy, marital status, national origin, citizenship, veteran status, ancestry, 'age (over 40),' physical or mental disability, or medical condition (cancer related), as defined by applicable laws" [emphasis added].

The Company is concerned that this Proposal would adversely affect morale and send a negative message to its employees especially those who are over 40 years, i.e., that although we do not discriminate against employees on the basis of age, the Company does discriminate against its directors on the basis of age. Further, as a federal contractor, the Company must make representations in its contracts that we do not discriminate on the basis of age and must file regular reports on our employment practices with the Equal Employment Opportunity Commission. The Company's outside general, litigation and labor attorneys have advised the Company that they believe that the proposal may be illegal under applicable federal or state law and that the Company could be exposed to legal action if the proposal were implemented. Even if the Proposal is not adjudged to be strictly illegal, it is most certainly against "public policy."

It is very difficult to attract directors to the Board of our Company particularly when there are a number of lawsuits against the Company and its officers primarily brought by Mr. Bretz, the Company has incurred substantial losses in three of the last five years and is in serious financial difficulty at the present time. Retired and semi-retired executives and professionals represent a pool of highly experienced and established persons with time, talent and wisdom available to help manage the Company during this difficult period. Because directors are personally liable for their actions, a director must normally be a sophisticated, experienced business person and/or a person of substantial means. Approval of the amendment will further limit the available individuals to serve on the Company's Board of Directors.

Age is becoming a less important factor as many people are continuing to work beyond 65 and even 68 years. People are generally living longer and healthier lives and still have much to contribute at a time when they have available time to serve. Establishing an age limit of 68 years would deny the Company, the services of Dr. Thomas J. Dudley, a current nominee for the Board, who is 71 years old.


SHAREHOLDERS ARE URGED TO VOTE "AGAINST" THE PROPOSED AMENDMENT


PROPOSALS OF SHAREHOLDERS FOR THE 2003 ANNUAL MEETING

To be considered for inclusion in next year's Proxy Statement, shareholder proposals must be received in writing at the Company's principal executive office no later than the close of business on December 31, 2002.

For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on December 31, 2002 and advises stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior to the close of business on December 31, 2002.

Notices of intention to present proposals at the 2003 annual meeting should be addressed to Secretary, Auto-Graphics, Inc., 3201 Temple Avenue, Pomona, California 91768. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.


SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning the shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.


VOTING PROCEDURES

Tabulation of Votes: Votes cast by proxy or in person at the meeting will be tabulated by persons appointed as inspectors of election for the meeting.

Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients will vote their clients' proxies in their own discretion.


INDEPENDENT AUDITORS

Representatives of BDO Seidman, LLP, independent public auditors for the Company for fiscal 2001 and the current fiscal year, will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.



FEES PAID TO BDO SEIDMAN, LLP

The following table shows the fees paid or accrued by the Company for the audit and other services provided by BDO Seidman, LLP for the fiscal year 2001.

Audit and Quarterly Review Fees                     $  59,608
Financial Information System
  Design and Implementation Fees                         -0-
All Other Fees                                           -0-
                                                    ---------
Total                                               $  59,608


OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting those proxies.

If any of your shares of the Company are held in the name of a brokerage firm, bank, nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Please remove, sign, date and promptly mail the WHITE proxy card in the envelope provided by your broker. Remember, your shares cannot be voted unless you return a signed and executed proxy card to your broker.

This Proxy Statement includes forward looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act.

If you have any questions or require any additional information or assistance or wish a copy of the annual report, please call Daniel E. Luebben, the Secretary of the Company, at 1-800-776-6939, or send request to 3201 Temple Avenue, Pomona, California 91768.

DATED:  Pomona, California, June 10, 2002.

                             AUTO-GRAPHICS, INC.
                       ATTN: CHIEF FINANCIAL OFFICER
                             3201 TEMPLE AVENUE
                          POMONA, CALIFORNIA 91768
                              1-800-776-6939

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder.

IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 (THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR), "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3.
Please mark you votes as indicated [X]

                                                   FOR         WITHHOLD
                                                election of      vote
                                                   all         from all
                                                 nominees      nominees
                                                -----------    --------

1.       Election of directors: 01 Robert S. Cope,
02 James R. Yarter, 03 Thomas J. Dudley             [_]           [_]
Except for nominee(s) listed below
      from whom vote is withheld:

__________________________________________________________

                                                    FOR     AGAINST  ABSTAIN
                                                  -------   -------  -------


2.   Amendment to Bylaws                            [_]       [_]      [_]
       establishing the date for the
       Annual Meeting of Shareholders
       (The Board recommends a
        vote "FOR" this proposal)

3.   Shareholder Proposal                           [_]       [_]      [_]
      (The Board recommends a
      vote "AGAINST" this proposal)

4. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting.


                            AUTO-GRAPHICS, INC.
                                P R O X Y
                         FOR ANNUAL MEETING OF THE
                     SHAREHOLDERS OF AUTO-GRAPHICS, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT S. COPE with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 3201 Temple Avenue, Pomona, California 91768 on July 17, 2002 at 10:00 a.m. PDT and at any adjournments thereof.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature_____________________________________________ Dated:______________


Signature if held jointly_____________________________ Dated:______________








                            YOUR VOTE IS IMPORTANT!


                              VOTE BY PROXY CARD

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                             THANK YOU FOR VOTING.